Ex-99.1


                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                               September 29, 2000

                                      among

                            SIMPSON INDUSTRIES, INC.

                         SIMMER ACQUISITION COMPANY LLC

                                       and

                         SIMMER ACQUISITION CORPORATION





                                TABLE OF CONTENTS

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ARTICLE 1
         DEFINITIONS..............................................................................................2
                  SECTION 1.01.  Definitions......................................................................2

ARTICLE 2
         THE MERGER...............................................................................................5
                  SECTION 2.01.   The Merger......................................................................5
                  SECTION 2.02.   The Effective Time..............................................................6
                  SECTION 2.03.   Effect of the Merger............................................................6
                  SECTION 2.04.   Effect on Capital Stock.........................................................6
                  SECTION 2.05.   Payment for Shares..............................................................7
                  SECTION 2.06.   Stock Options; Restricted Stock.................................................8
                  SECTION 2.07.   Stock Transfer Books............................................................9
                  SECTION 2.08.   No Further Ownership Rights in the Shares.......................................9
                  SECTION 2.09.   Lost, Stolen or Destroyed Certificates..........................................9
                  SECTION 2.10.   Further Action.  ...............................................................9

ARTICLE 3
         THE SURVIVING CORPORATION................................................................................9
                  SECTION 3.01.  Articles of Incorporation.......................................................10
                  SECTION 3.02.  Bylaws..........................................................................10
                  SECTION 3.03.  Directors and Officers..........................................................10

ARTICLE 4
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................10
                  SECTION 4.01.  Corporate Existence and Power...................................................10
                  SECTION 4.02.  Corporate Authorization.........................................................10
                  SECTION 4.03.  Governmental Authorization......................................................11
                  SECTION 4.04.  Non-contravention...............................................................11
                  SECTION 4.05.  Capitalization..................................................................12
                  SECTION 4.06.  Subsidiaries....................................................................12
                  SECTION 4.07.  SEC Filings.....................................................................13
                  SECTION 4.08.  Financial Statements............................................................14
                  SECTION 4.09.  Disclosure Documents............................................................14
                  SECTION 4.10.  Absence of Certain Changes......................................................14
                  SECTION 4.11.  No Undisclosed Material Liabilities.............................................16
                  SECTION 4.12.  Compliance with Laws and Court Orders...........................................16
                  SECTION 4.13.  Litigation......................................................................16
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                  SECTION 4.14.  Finders' Fees...................................................................16
                  SECTION 4.15.  Taxes...........................................................................17
                  SECTION 4.16.  Employee Benefit Plans..........................................................18
                  SECTION 4.17.  Environmental Matters...........................................................20
                  SECTION 4.18.  Antitakeover Statutes and Rights Agreement......................................20
                  SECTION 4.19.  Opinion of Financial Advisor....................................................21

ARTICLE 5
         REPRESENTATIONS AND WARRANTIES OF PARENT................................................................21
                  SECTION 5.01.  Corporate Existence and Power...................................................21
                  SECTION 5.02.  Authorization...................................................................22
                  SECTION 5.03.  Governmental Authorization......................................................22
                  SECTION 5.04.  Non-contravention...............................................................22
                  SECTION 5.05.  Disclosure Documents............................................................23
                  SECTION 5.06.  Finders' Fees...................................................................23
                  SECTION 5.07.  Financing.......................................................................23

ARTICLE 6
         COVENANTS OF THE COMPANY................................................................................24
                  SECTION 6.01.  Conduct of the Company..........................................................24
                  SECTION 6.02.  Shareholder Meeting; Proxy Material.............................................27
                  SECTION 6.03.  Access to Information...........................................................27
                  SECTION 6.04.  No Solicitation.................................................................28
                  SECTION 6.05.  State Takeover Laws.............................................................28
                  SECTION 6.06.  Reports.........................................................................28

ARTICLE 7
         COVENANTS OF PARENT.....................................................................................29
                  SECTION 7.01.  Obligations of Merger Sub.......................................................29
                  SECTION 7.02.  Voting of Shares................................................................29
                  SECTION 7.03.  Director and Officer Liability..................................................29
                  SECTION 7.04.  Employee Benefits after the Merger..............................................30
                  SECTION 7.05.  Financing Arrangements..........................................................31

ARTICLE 8
         COVENANTS OF PARENT AND THE COMPANY.....................................................................32
                  SECTION 8.01.  Commercially Reasonable Efforts.................................................32
                  SECTION 8.02.  Certain Filings.................................................................33
                  SECTION 8.03.  Public Announcements............................................................33
                  SECTION 8.04.  Confidentiality.................................................................33
                  SECTION 8.05.  Notices of Certain Events.......................................................33

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ARTICLE 9
         CONDITIONS TO THE MERGER................................................................................34
                  SECTION 9.01.   Conditions to Obligations of Each Party........................................34
                  SECTION 9.02.   Conditions to Obligations of Parent and Merger Sub.............................35
                  SECTION 9.03.   Conditions to Obligations of the Company.......................................35

ARTICLE 10
         TERMINATION.............................................................................................36
                  SECTION 10.01.  Termination....................................................................36
                  SECTION 10.02.  Effect of Termination..........................................................37

ARTICLE 11
         MISCELLANEOUS...........................................................................................37
                  SECTION 11.01.  Notices........................................................................37
                  SECTION 11.02.  Survival of Representations and Warranties.....................................38
                  SECTION 11.03.  Amendments; No Waivers.........................................................38
                  SECTION 11.04.  Expenses; Topping Fee..........................................................39
                  SECTION 11.05.  Successors and Assigns.........................................................40
                  SECTION 11.06.  Governing Law..................................................................40
                  SECTION 11.07.  Jurisdiction...................................................................40
                  SECTION 11.08.  WAIVER OF JURY TRIAL...........................................................40
                  SECTION 11.09.  Counterparts; Effectiveness; Benefit...........................................40
                  SECTION 11.10.  Entire Agreement...............................................................41
                  SECTION 11.11.  Captions.......................................................................41
                  SECTION 11.12.  Severability...................................................................41
                  SECTION 11.13.  Specific Performance...........................................................41


                          AGREEMENT AND PLAN OF MERGER



         AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") dated as of September 29, 2000 among Simpson Industries, Inc, a Michigan corporation (the "COMPANY"), Simmer Acquisition Company LLC, a Delaware limited liability company ("PARENT"), and Simmer Acquisition Corporation, a Michigan corporation and a wholly owned subsidiary of Parent ("MERGER SUB").

                                   BACKGROUND

         WHEREAS, the Boards of Directors of Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for the Company and Merger Sub to enter into a business combination upon the terms and subject to the conditions set forth herein;

         WHEREAS, the managers and members of Parent have determined that it is advisable and in the best interests of its members for the Company and Merger Sub to enter into a business combination upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the Boards of Directors of Merger Sub and the Company have each approved the merger of Merger Sub with and into the Company in accordance with the applicable provisions of the Michigan Business Corporation Act and upon the terms and subject to the conditions set forth herein, and the Board of Directors of the Company has resolved and agreed to recommend that holders of outstanding Shares (as defined herein), approve the Merger;

         WHEREAS, in furtherance of such combination, the members and managers of Parent have approved the merger of Merger Sub with and into the Company in accordance with the applicable provisions of the Michigan Business Corporation Act and upon the terms and conditions set forth herein;

         WHEREAS, pursuant to the Merger (as defined in Section 2.01), each outstanding share of the Company's common stock, $1.00 par value, shall be converted into the right to receive the Merger Consideration (as defined in Section 2.04(a)), upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the representations and warranties and mutual covenants herein contained, Parent, Merger Sub and the Company hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS


         SECTION 1.01.  Definitions.

         (a) The following terms, as used herein, have the following meanings:

         "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, (i) any acquisition or purchase of 30% or more of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 30% of the power to vote for the election of a majority of the directors of the Company, or any tender offer or exchange offer for equity securities of the Company as a result of which the offeror would hold such an equity interest in the Company or (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 30% of the consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Detroit are authorized or required by law to close.

         "BENEFICIALLY OWNED" means, with respect to any Shares held by any Person, that such Person is the beneficial owner of such Shares as defined in Rule 13d-3 promulgated under the 1934 Act.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY 10-K" means the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999.

         "ENVIRONMENTAL LAW" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction or governmental restriction or requirement or any agreement with any governmental authority, in each case as currently in effect, relating to the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any Subsidiary as currently conducted.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976.

         "KNOWLEDGE" of the Company or the "Company's knowledge" or "known by the Company" means the actual knowledge of the senior officers of the Company listed on Schedule A attached hereto.

         "INTELLECTUAL PROPERTY" means patents, copyrights, trademarks (registered or unregistered), service marks, brand names, trade dress, trade names, computer software programs and applications (including imbedded software), the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing; and trade secrets and rights in any jurisdiction to limit the use of disclosure thereof by any person.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

         "MATERIAL ADVERSE EFFECT" means, with respect to any Person, either (A) a material adverse effect on the assets, liabilities (contingent or otherwise), condition (financial or otherwise), business or results of operations of such Person and its Subsidiaries, taken as a whole or (B) an effect which is materially adverse to the ability of such Person and its Subsidiaries to consummate the transactions contemplated by this Agreement; provided that with respect to subclause (A) of this definition, any such effect resulting or arising from (i) this Agreement or the transactions contemplated hereby or the execution or announcement hereof, (ii) changes in circumstances or conditions affecting the industry in which the Company and its Subsidiaries operate or affecting industrial manufacturing companies in general, (iii) changes in general economic, regulatory or political conditions or in financial markets in the United States or Europe or (iv) changes in generally accepted accounting principles shall not be considered a Material Adverse Effect, and with respect to subclause (B) of this definition any such effect resulting from subclause
(ii), (iii) or (iv) above, shall not be considered a Material Adverse Effect.

         "MATERIAL SUBSIDIARY" means, with respect to the Company, all of the Subsidiaries of the Company other than Stahl International, Inc., Simpson Industries, LTDA, Simpson Sabind Industries Limited, and RJ Simpson India Private Limited.

         "MBCA" means the Michigan Business Corporation Act.

         "1933 ACT" means the Securities Act of 1933.

         "1934 ACT" means the Securities Exchange Act of 1934.

         "OPTION PLANS" means the Company's 1984 Stock Option and Incentive Plan, 1993 Executive Long-Term Stock Incentive Plan and 1993 Non-Employee Director Stock Option Plan.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "RIGHTS" means the common stock purchase rights attached to the Shares and issued pursuant to the Rights Agreement.

         "RIGHTS AGREEMENT" means the Rights Agreement between the Company and Harris Trust and Savings Bank, dated as of February 28, 1997.

         "SEC" means the Securities and Exchange Commission.

         "SHARES" means the shares of common stock, $1.00 par value, of the Company.

         "SPONSOR" means Heartland Industrial Partners, L.P., a Delaware limited partnership.

         "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time directly or indirectly owned by such Person.

         "THIRD PARTY" means any Person as defined in Section 13(d) of the 1934 Act, other than Sponsor or Merger Sub or any of Sponsor's Affiliates.

         "TOPPING FEE" means a fee of $7.5 million, less any amount of expense reimbursement paid by the Company pursuant to Section 11.04(b), payable by wire transfer in same day funds to a bank account designated by Parent.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

         (b) Each of the following terms is defined in the Section set forth opposite such term:

                  TERM                                                   SECTION
                  --------------------------------------------------------------
                  Antitrust Law........................................   8.01
                  Bank.................................................   5.07
                  Benefit Plans........................................   4.16
                  Certificate of Merger................................   2.02
                  Certificates.........................................   2.05
                  Commitment Letter....................................   5.07
                  Company Proxy Statement..............................   4.09
                  Company Representatives..............................   6.04
                  Company SEC Documents................................   4.07
                  Company Securities...................................   4.05
                  Company Subsidiary Securities........................   4.06
                  Company Shareholder Meeting..........................   6.02
                  Confidentiality Agreement............................   6.03
                  DOJ..................................................   8.01
                  Effective Time.......................................   2.02
                  Equity Commitment Letters ...........................   5.07
                  Equity Investors.....................................   5.07
                  ERISA................................................   4.16
                  ERISA Affiliate......................................   4.16
                  Financing Agreements.................................   7.05
                  Foreign Plan.........................................   4.16
                  FTC..................................................   8.01
                  GAAP.................................................   4.08
                  Indemnified Person...................................   7.04
                  Merger...............................................   2.01
                  Merger Consideration.................................   2.04
                  Multi-Employer Plan..................................   4.16
                  Paying Agent.........................................   2.05
                  Required Amount......................................   5.07
                  Surviving Corporation................................   2.01
                  Tax Return...........................................   4.15
                  Taxes................................................   4.15
                  Taxing Authority.....................................   4.15
                  Termination Date.....................................  10.01
                  Transmittal Documents................................   2.05



                                    ARTICLE 2
                                   THE MERGER


         SECTION 2.01. The Merger. At the Effective Time, and subject to and upon the terms and conditions of this Agreement, Merger Sub shall be merged (the "MERGER") with and into the Company in accordance with the MBCA, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (THE "SURVIVING CORPORATION").

         SECTION 2.02. The Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in
Article 9, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the MBCA (the "CERTIFICATE OF MERGER"), together with any required related certificates, with the Department of Consumer and Industry Services of the State of Michigan, in such form as required by, and executed in accordance with the relevant provisions of, the MBCA. The Merger shall become effective at such time (the "EFFECTIVE TIME") as the Certificate of Merger is duly filed with the Department of Consumer and Industry Services of the State of Michigan or at such later time as may be specified in the Certificate of Merger. Prior to such filing a closing shall be held at the offices of Dykema Gossett PLLC, 39577 North Woodward Avenue, Suite 300, Bloomfield Hills, Michigan, unless another date, time or place is agreed to in writing by the parties hereto for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article 9.

         SECTION 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the MBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.04. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

         (a) each Share issued and outstanding immediately prior to the Effective Time (excluding any Shares to be canceled pursuant to Section 2.04(b)), shall be converted into the right to receive $13.00, in cash (the "MERGER CONSIDERATION"); each such Share shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate formerly representing any such Shares shall, to the extent such certificate formerly represented such Shares, cease to have any rights with respect thereto, except the right to receive the Merger Consideration, upon surrender of such certificate in accordance with Section 2.05;

         (b) each Share owned by Parent or any of Parent's Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

         (c) each share of common stock, without par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, without par value, of the Surviving Corporation.

         SECTION 2.05.   Payment for Shares.

         (a) Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as paying agent in connection with the Merger (the "PAYING AGENT") pursuant to a paying agent agreement providing for the matters set forth in this Section 2.05 and otherwise reasonably satisfactory to the Company. At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent for the benefit of holders of Shares the aggregate consideration to which such holders shall be entitled at the Effective Time pursuant to Section 2.04. Such funds shall be invested as directed by the Surviving Corporation pending payment thereof by the Paying Agent to holders of the Shares. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation and no part thereof shall accrue to the benefit of the holders of the Shares.

         (b) As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES"), whose Shares were converted pursuant to Section 2.04 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as the Surviving Corporation shall specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration (together, the "TRANSMITTAL DOCUMENTS"). Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, without any interest thereon, and less any applicable withholding taxes, and the Certificate so surrendered shall forthwith be canceled. Until surrendered in accordance with the provisions of and as contemplated by this Section 2.05 each Certificate (other than Certificates representing Shares subject to Section 2.04(b)) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.05. Upon the surrender of Certificates in accordance with the terms and instructions contained in the Transmittal Documents, Parent shall cause the Paying Agent to pay the holder of such Certificates in exchange therefor cash in an amount equal to the Merger Consideration multiplied by the number of Shares represented by such Certificate (other than Certificates representing Shares subject to Section 2.04(b)).

         (c) If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer, that the signatures on the Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

         (d) From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein or by applicable law.

         (e) Promptly following the date which is six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any cash (including any earnings and interest received with respect thereto), Certificates and other documents in its possession relating to the Merger, which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon and the Paying Agent's duties shall terminate.

         (f) Parent or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of the Shares such amounts as Parent or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Paying Agent.

         (g) Notwithstanding anything to the contrary in this Section 2.05, none of the Paying Agent, Parent or the Surviving Corporation shall be liable to any holder of a Certificate formerly representing Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If Certificates are not surrendered prior to two (2) years after the Effective Time, unclaimed funds payable with respect to such Certificates shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto.

         SECTION 2.06. Stock Options; Restricted Stock. (a) At or immediately prior to the Effective Time, each outstanding stock option to purchase Shares granted under any of the Option Plans, shall be canceled, and each holder of any such option, whether or not then vested or exercisable, shall be paid by the Surviving Corporation promptly after the Effective Time for each such option, in consideration therefor an amount in cash determined by multiplying (i) the excess, if any, of $13.00 per Share over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all options) had such holder exercised such option in full immediately prior to the Effective Time. The Company shall use all reasonable efforts to effectuate the foregoing, including without limitation, amending the Option Plans and obtaining any necessary consents from the holders of such options.

         (b) Immediately prior to the Effective Time, all restricted stock awards granted under any Option Plan shall be treated as having vested and all restrictions pertaining to such awards shall be treated as having lapsed.

         SECTION 2.07. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall not be any further registration of transfers of any shares of capital stock thereafter on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 2. No interest shall accrue or be paid on any cash payable upon the surrender of a Certificate or Certificates which immediately before the Effective Time represented outstanding Shares.

         SECTION 2.08. No Further Ownership Rights in the Shares. The Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

         SECTION 2.09. Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Paying Agent or the Surviving Corporation, as applicable, shall deliver in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration as provided in this Article; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the payment thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         SECTION 2.10. Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE 3
                            THE SURVIVING CORPORATION


         SECTION 3.01. Articles of Incorporation. The Articles of Incorporation of Merger Sub in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that, at the Effective Time, Article I of such Articles of Incorporation shall be amended to read that the name of the corporation is the same as the name of the Company.

         SECTION 3.02. Bylaws. The bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


         The Company represents and warrants to Parent that, except as set forth in the section or subsection of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "DISCLOSURE SCHEDULE") corresponding to the relevant section or subsection of this Article 4:

         SECTION 4.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own or lease and operate its assets and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the Articles of Incorporation and bylaws of the Company as currently in effect.

         SECTION 4.02.  Corporate Authorization.

         (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby are within the Company's corporate powers and, except for the affirmative vote of the holders of a majority of the outstanding Shares in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any of the Company's capital stock necessary or required under applicable law or the Company's Articles of Incorporation and bylaws in connection with the consummation of the Merger. This Agreement constitutes a valid and binding obligation of the Company.

         (b) At a meeting duly called and held, the Board of Directors has (i) determined that this Agreement and the Merger are fair to and in the best interests of the shareholders of the Company (other than Parent and its Affiliates), (ii) approved and adopted this Agreement and the Merger and (iii) resolved (subject to Section 6.04) to recommend approval and adoption of the Merger and this Agreement by the shareholders of the Company.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any foreign, federal, state or local court, administrative agency, commission, governmental body, agency, official or authority, other than
(i) the filing of the Certificate of Merger with the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau, and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions, (iii) compliance with any applicable requirements of the 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. As provided by Section 762(2)(b) of the MBCA, no shareholder is entitled to dissent from the Merger. Neither the Articles of Incorporation or Bylaws or any applicable law provide the shareholders with, nor has the board provided, pursuant to resolution or otherwise, the shareholders with, a right to dissent from the Merger in accordance with the provisions of Section 762 of the MBCA.

         SECTION 4.04. Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 4.05.  Capitalization.

         (a) The authorized capital stock of the Company consists of 55,000,000 Shares. As of the close of business on September 27, 2000, there were outstanding 17,874,374 Shares (including all shares of restricted stock outstanding under the Option Plans) and employee stock options to purchase an aggregate of 1,009,430 Shares (of which options to purchase an aggregate of 410,388 Shares were exercisable). All shares of capital stock of the Company outstanding as of the date hereof have been duly authorized and validly issued and are fully paid and nonassessable. All Shares issuable upon exercise of outstanding stock options have been duly authorized and, when issued, will have been validly issued and will be fully paid and nonassessable.

         (b) Except as set forth in this Section 4.05 and for changes since September 27, 2000 resulting from the award or grant of options or Shares awarded under the Option Plans, each in the ordinary course of business, or the exercise of stock options outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for capital stock or voting securities of the Company or (iv) stock appreciation, phantom stock or similar rights with respect to the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

         (c) A list of the holders of options, the number of options held by each such holder, the exercise prices and the date of grant of each such option are set forth in Section 4.05(c) of the Disclosure Schedule. A list of the holders of Restricted Stock, the number of Shares of Restricted Stock held by each such holder and the date of grant is set forth in Section 4.05(c) of the Disclosure Schedule.

         SECTION 4.06.  Subsidiaries.

         (a) Each Subsidiary of the Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own and lease its assets and carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Material Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Material Subsidiary of the Company (other than director qualifying shares) is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into, exercisable for, or exchangeable for shares of capital stock or other voting securities or ownership interests in any Material Subsidiary of the Company, (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Material Subsidiary of the Company or (iii) stock appreciation, phantom stock or similar rights with respect to any Subsidiary of the Company (the items in clauses (i), (ii) or (iii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

         (c) Schedule 4.06(c) lists any equity interest owned by the Company or any Subsidiary of the Company in any other corporation, partnership, joint venture or other business association or entity owned directly or indirectly by the Company and having a fair market value or book value in excess of $100,000.

         SECTION 4.07.  SEC Filings.

         (a) The Company has made available to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1997, 1998 and 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended March 31, 2000 and June 30, 2000, (iii) its proxy statements relating to meetings of the shareholders of the Company held since December 31, 1999, and
(iv) all
of its other reports, statements, schedules and registration statements filed by the Company with the SEC since December 31, 1999 (the documents referred to in this Section 4.07(a), collectively, the "COMPANY SEC DOCUMENTS").

         (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1934 Act or the 1933 Act, as applicable.

         (c) As of its filing date, each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 4.08. Financial Statements. The audited consolidated financial statements of the Company included in the annual reports on Form 10-K referred to in clause (i) of Section 4.07(a) and the unaudited consolidated interim financial statements of the Company included in the quarterly reports on Form 10-Q referred to in clause (ii) of Section 4.07(a) fairly present, in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements).

         SECTION 4.09.  Disclosure Documents.

         (a) The proxy statement of the Company to be filed with the SEC in connection with the Merger (the "COMPANY PROXY STATEMENT"), and any amendments or supplements thereto, will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company in writing by or on behalf of Parent or Merger Sub specifically for use therein.

         SECTION 4.10. Absence of Certain Changes. Since December 31, 1999, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

         (a) any event, occurrence or development that has had or would reasonably be expected to have a Material Adverse Effect on the Company;

         (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the Shares not in excess of $.10 per Share per quarter and having customary record and payment dates), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than ordinary course open market purchases made in connection with the Company's stock incentive plans or stock repurchase program);

         (c) any amendment of any material term of any outstanding security of the Company or, to the knowledge of the Company, any of its Subsidiaries;

         (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money in excess of $1 million, individually or in the aggregate, other than (i) under the Company's existing credit facilities (as in effect on the date hereof), or (ii) between the Company and its Subsidiaries or between two or more of the Company's Subsidiaries;

         (e) any creation or other incurrence by the Company or any of its Subsidiaries of any Lien on any asset that is material to the Company and its Subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practices;

         (f) any making of any loan, advance or capital contribution to or investment in excess of $500,000, individually or in the aggregate, in any Person that is not an employee or director of the Company or any of its Subsidiaries other than loans, advances or capital contributions to or investments in its wholly-owned Subsidiaries, or by its wholly-owned Subsidiaries to or in the Company or other wholly-owned Subsidiaries of the Company;

         (g) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act or other applicable law or regulation;

         (h) any damage, destruction or other casualty loss (whether or not covered by insurance) or any condemnation affecting the business or assets of the Company or any of its Subsidiaries that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; or

         (i) any (i) adoption or grant of any severance or termination pay to or other benefit for (or amendment to any existing arrangement with) any director or executive officer of the Company, (ii) increase in benefits payable to any executive officer or director of the Company under any existing, severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or executive officer of the Company, or (iv) increase in compensation, bonus or other benefits payable to any director or executive officer of the Company or (v) any amendment to any Benefit Plan or Option Plan, except, in the case of (i), (ii) (iv) or (v), for such adoption, grant, increase, or amendment with respect to benefits payable to any director or executive officer of the Company in the ordinary course of business consistent with past practice.

         SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

         (a) liabilities or obligations disclosed or provided for in the unaudited consolidated balance sheet of the Company and its Subsidiaries at June 30, 2000, and the footnotes to the audited consolidated financial statements included in the annual report on Form 10-K for the year ended December 31, 1999 included in the Company SEC Documents filed prior to the date hereof;

         (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since June 30, 2000 that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

         (c) liabilities or obligations under this Agreement; and

         (d) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 4.12.  Compliance with Laws and Court Orders:

         (a) The Company and each of its Subsidiaries are and since January 1, 1999 have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders or decrees, except for failures to comply or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         (b) There are no claims pending or, to the knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing on or otherwise violating the rights of any Person with regard to any material Intellectual Property that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 4.13. Litigation. There is no action, suit, investigation or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any of its Subsidiaries or any of their respective assets before any court or arbitrator or before or by any Governmental body, agency or official, domestic or foreign, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         SECTION 4.14. Finders' Fees. Except for PaineWebber Incorporated, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

         SECTION 4.15.  Taxes.  Except as set forth on Schedule 4.15:

          (a) the Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf), taking into account any extension of time within which to file, all material Tax Returns required to be filed by it;

          (b) the Company and each of its Subsidiaries has paid (or has had paid on its behalf), or, where payment is not yet due, has established (or has had established on its behalf) in accordance with GAAP an adequate accrual for the payment of, all Taxes, except with respect to matters contested in good faith for which adequate reserves have been established or for such amounts that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company;

          (c) there are no material Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries;

          (d) no federal, state, local or foreign audits or administrative proceedings are pending or, to the Company's knowledge, threatened, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries which, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and

         (e) Except for the Option Plans, Supplemental Executive Retirement Plan and change in control agreements included among the Benefit Plans, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions herein contemplated by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan could be characterized as an excess "parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

                  "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING

AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         SECTION 4.16.  Employee Benefit Plans.

         (a) Schedule 4.16 contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy and each other material plan or arrangement providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including, any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any ERISA Affiliate and covers any employee, former employee or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof have been furnished, or will be made available upon request, to Parent. Such plans are referred to collectively herein as the "BENEFIT PLANS". For purposes of this Section 4.16, "ERISA AFFILIATE" of any Person means any other Person which, together with such Person, would be treated as a single employer under Section 414 of the Code, and "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which the Company or any ERISA Affiliate has an obligation to contribute or has or could have withdrawal liability under ERISA.

         (b) Except as set forth on Schedule 4.16 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

             (i) each Benefit Plan has at all times been maintained and administered in all respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code has been determined by the IRS to be qualified under Section 401(a) of the Code, and the Company knows of no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the IRS;

                  (ii) all required contributions to any Benefit Plans and Multiemployer Plans that are "defined benefit pension plans" required to be made by the Company or any Subsidiary in accordance with Section 302 of ERISA or Section 412 of the Code have been timely made; there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan; and no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code;

                  (iii) no "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any employee benefit plan (as defined in Section 3(3) of ERISA) maintained by an ERISA Affiliate since the effective date of said section 4043;

                  (iv) with respect to each Multiemployer Plan, (A) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate, and the Company has no reason to believe that any such withdrawal liability will be incurred, (B) no notice has been received indicating that such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (C) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that such Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA),
         (D) to the knowledge of the Company, no proceedings have been instituted by the PBGC against such Multiemployer Plan, (E) neither the Company nor any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of Section 4204 ERISA, and (F) if the Company or any ERISA Affiliate were to have a complete withdrawal under Section 4203 of ERISA as of the Effective Time, no withdrawal liability would exist on the part of the Company or any ERISA Affiliate;

                  (v) no benefit under any Benefit Plan, including without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any of the transactions contemplated by this Agreement;

                  (vi) neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA;

                  (vii) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

                  (viii) there is no commitment or agreement that would prevent the termination or modification as to employees or former employees of the Company of any Benefit Plan under which obligations to provide post-retirement benefits arise; and

                  (ix) no action (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of the Company or any Subsidiary thereof, threatened against or with respect to any Benefit Plan.

         (c) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) all contributions required to be made by the Company or any Subsidiary with respect to a Foreign Plan have been timely made, (ii) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable governmental authority, and (iii) neither the Company nor any Subsidiary has incurred any obligation in connection with the termination or withdrawal from any Foreign Plan. To the knowledge of the Company, each of the Foreign Plans that is a defined benefit plan has plan assets with aggregate fair market value that is greater than such plan's liabilities, as determined in accordance with applicable law using reasonable actuarial assumptions. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside the United States.

         SECTION 4.17.  Environmental Matters. (a) Except as disclosed in
Section 4.17 of the Disclosure Schedule or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the
Company:

                  (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person, nor is the Company subject to any judgment, decree, or agreement relating to or arising out of any Environmental Law;

                  (ii) the Company is in compliance with and has no liability under all Environmental Laws and all Environmental Permits; and

                  (iii) to the knowledge of the Company, no property or facility currently or formerly owned, leased or operated by the Company or any of the Subsidiaries, or at which hazardous substances of the Company or any of the Subsidiaries have been stored, treated or disposed of is listed or proposed on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System, both promulgated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any comparable state or foreign list established under any Environmental Law.

         (b) The Company has made available to Parent all material records and files, including, but not limited to, all material assessments, reports, studies, audits, analyses, tests and data known by the Company to be in the possession or control of the Company or any of its Subsidiaries relating to the existence of hazardous substances at facilities or properties currently owned, operated, leased or used by the Company or any Subsidiaries or in any way concerning compliance by the Company and any of its Subsidiaries with, or liability of any of them, under any Environmental Law.

         SECTION 4.18.  Antitakeover Statutes and Rights Agreement.

         (a) The Company has taken all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the provisions of Section 775 through 784 of the MBCA. Neither the restrictions in such sections nor any other anti-takeover or similar statute or regulation applies to the transactions contemplated by this Agreement. The Company has taken all action necessary to opt out of Sections 790 through 799 of the MBCA in order to render the provisions of such statutes restricting voting rights of "control shares" inapplicable to Shares acquired by Parent, Merger Sub or their affiliates pursuant to the Merger.

         (b) The Company has taken all action necessary to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger, this Agreement and the transactions contemplated hereby. The Rights Agreement has been amended such that it will expire and all Rights will be canceled immediately prior to the Effective Time and the Rights Agreement will have no force or effect at or after the Effective Time.

         SECTION 4.19. Opinion of Financial Advisor. The Board of Directors has received the opinion of the financial advisor to the Company to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the shareholders of the Company from a financial point of view.

         SECTION 4.20. Disclaimer of Other Representations and Warranties. The Company does not make, and has not made, any representations or warranties in connection with the Merger other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations (including but not limited to the Confidential Memorandum dated May 2000) are not and shall not be deemed to be or to include representations or warranties of the Company. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with the Merger and, if made, such representations or warranties may not be relied upon as having been authorized by the Company.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF PARENT


         Parent represents and warrants to the Company that:

         SECTION 5.01. Corporate Existence and Power. Each of Parent and Merger Sub is a limited liability company or corporation, as the case may be, duly formed or incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all limited liability company or corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. Merger Sub is directly owned by Parent and indirectly owned by Sponsor and any other equity investors in Parent and Merger Sub was incorporated solely for the purpose of engaging in the transactions contemplated by this Agreement. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Sub has no Subsidiaries.

         SECTION 5.02. Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby are within the limited liability company or corporate powers of Parent and Merger Sub and have been duly authorized by all necessary limited liability company or corporate action. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Sub.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby require no action by or in respect of, or filing, with, any foreign, federal, state or local court, administrative agency, commission, governmental body, agency, official or authority, other than (i) the filing of the Certificate of Merger with the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau, and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act and of laws, rules and regulations analogous to the HSR Act existing in foreign jurisdictions,
(iii) compliance with any applicable requirements of the 1934 Act and any other applicable securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 5.04. Non-contravention. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws or other organizational document of Parent or Merger Sub, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in any violation or breach of any provision of any law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or Merger Sub is entitled under any provision of any agreement or other instrument binding upon

Parent or Merger Sub, or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent or Merger Sub or (iv) result in the creation or imposition of any Lien on any asset of Parent or Merger Sub, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses
(iii) and (iv) that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

         SECTION 5.05. Disclosure Documents. None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time the shareholders vote on adoption of this Agreement will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

         SECTION 5.06. Finders' Fees. Except for Chase Securities Inc. and Credit Suisse First Boston, whose fees will be paid by the Surviving Corporation, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or any of its Affiliates who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

         SECTION 5.07. Financing. (a) Parent has received and furnished a copy to the Company of a commitment letter (including the Summary of Terms and Conditions annexed thereto, the "COMMITMENT LETTER") with The Chase Manhattan Bank and Credit Suisse First Boston (together, the "BANK") dated as of September 28, 2000. The funds which the Bank has agreed, subject to the terms and conditions of the Commitment Letter, to provide will be sufficient, when taken together with other funds available to Parent, to enable it to provide to the Paying Agent the aggregate Merger Consideration and any other amounts owing as a result of the transactions contemplated by this Agreement, and to pay all related fees and expenses pursuant to the Merger (collectively, the "Required Amount").

         (b) As of the date hereof, (i) the Commitment Letter has not been withdrawn and is in full force and effect and (ii) Merger Sub has no reason to believe that any of the conditions set forth in the Commitment Letter will not be satisfied.

         (c) Merger Sub has received and furnished a copy to the Company of the equity commitment letters (the "Equity Commitment Letters") addressed to Parent from Sponsor and each of the other equity investors in Parent (the "Equity Investors"), each dated as of September 28, 2000 pursuant to which the Equity Investors have committed to make available to Parent certain funds, subject to the terms and conditions contained therein, for the purpose of consummating the transactions contemplated by this Agreement. As of the date hereof, (i) no Equity Commitment

Letter has been withdrawn and each Equity Commitment Letter is in full force and effect and (ii) Merger Sub has no reason to believe that any of the conditions set forth in any Equity Commitment Letter will not be satisfied. Sponsor may arrange for other equity commitment letters addressed to Parent to be executed on substantially the same terms and conditions as the equity commitment letters executed on the date hereof, in lieu of the existing equity commitment letters (including in order to cause Sponsor to reduce its equity commitment), so long as the aggregate equity commitments to Parent are not less than the equity commitments on the date hereof and Sponsor maintains a controlling interest in Parent.

         (d) Upon consummation of the transactions contemplated by this Agreement, the Surviving Corporation (i) will not become insolvent, (ii) will not be left with unreasonably small capital, and (iii) will not have incurred debts beyond its ability to pay such debts as they mature.


                                    ARTICLE 6
                            COVENANTS OF THE COMPANY


         The Company agrees that, except as set forth in the Disclosure
Schedule:

         SECTION 6.01. Conduct of the Company. Except as contemplated by this Agreement, from the date hereof until the Effective Time, the Company shall and shall cause its Subsidiaries to conduct their business in the ordinary course of business and consistent with past practice and shall use all commercially reasonable efforts to preserve intact their current business organizations and relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them and to keep available the services of their present officers and employees and to preserve goodwill. Without limiting the generality of the foregoing and except as (x) otherwise expressly provided in this Agreement or (y) required by law, from the date hereof until the Effective Time, without the consent of Parent (which consent shall not be unreasonably withheld):

         (a) the Company will not and will not permit its Subsidiaries to adopt or propose any change to its Articles of Incorporation or Bylaws or analogous organizational documents or alter through merger, liquidation, reorganization or in any other fashion the corporate structure or ownership of the Company or any of its Material Subsidiaries;

         (b) the Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person other than (i) purchases of materials or products in the ordinary course consistent with past practice and (ii) pursuant to purchase orders in the ordinary course consistent with past practice;

         (c) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any Subsidiary or material amount of assets, securities or property of the Company and its Subsidiaries, taken as a whole, except pursuant to existing contracts, commitments or arrangements or otherwise in the ordinary course consistent with past practice; and

         (d) the Company will not and will not permit any of its Subsidiaries to (i) expend funds for capital expenditures that in the aggregate would cause total capital expenditures for the period from January 1, 2000 to the Effective Time to exceed 110% of the amounts set forth in the most recent version of the business plan previously provided to Merger Sub in the Confidential Memorandum dated May 2000, (ii) enter into any new material line of business, or (iii) amend, modify or terminate any material contracts or waive, realease or assign any rights or claims thereunder except in the ordinary course of business and consistent with past practice.

         (e) except for issuances of Shares upon exercise of presently outstanding options, the Company will not and will not permit any of its Subsidiaries to authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including, without limitation, stock appreciation rights);

         (f) the Company will not and will not permit any of its Subsidiaries to (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that (x) the Company may pay quarterly cash dividends on the Shares in and after the first quarter of 2001 not in excess of $.10 per share per quarter and having customary record and payment dates and (y) a wholly-owned Subsidiary of the Company may declare and pay a dividend, or make advances, to the Company or another wholly-owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) except as required by the terms of any security as in effect on the date hereof amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire any of the Company's securities, including Shares, or any option, warrant or right, directly or indirectly, to acquire any such securities;

         (g) the Company will not and will not permit its Subsidiaries to (i) incur any additional indebtedness for borrowed money, except for borrowings and reborrowings in the ordinary course of business consistent with past practice not to exceed $30 million in the aggregate at any one time outstanding under the Company's existing credit facilities (as in effect on the date hereof) and intercompany indebtedness, (ii) issue or sell any debt securities (except intercompany debt securities) or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (iii) make any loans, advances (other than to employees of and consultants to the Company for travel and other reasonable and customary expenses incurred in the ordinary course of business consistent with past practice) or capital contributions to, or investment in, any other Person, other than to the Company or any direct or indirect Subsidiary of the Company or otherwise in the ordinary course consistent with past practice or (iv) assume, guarantee (other than guarantees of obligations of the Company's Subsidiaries entered into in the ordinary course of business consistent with past practice) or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than obligations of Subsidiaries and the endorsements of negotiable instruments for collection in the ordinary course of business consistent with past practice);

         (h) the Company will not and will not permit any of its Subsidiaries to (i) increase the compensation or severance payable or to become payable to any existing director and officer, except for any previously scheduled increases in compensation to existing officers in the ordinary course consistent with past practice, (ii) enter into any employment or severance agreement with any existing director or officer or any new officer, except as provided in Section 6.01(h) of the Disclosure Schedule and except for an employment agreement with a new officer, entered into after consultation with Parent, providing for annual base compensation not to exceed $300,000, either individually, in the case of one such agreement, or in the aggregate for all such agreements.

         (i) the Company will not and will not permit its Subsidiaries to adopt or amend (except as previously adopted or amended by the Company or a Subsidiary or as may be required by law) any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any employee, director or former director or employee, other than increases for individuals (other than existing officers and directors, except as provided in Section 6.01(h) above) in the ordinary course of business consistent with past practice.

         (j) the Company will not and will not permit any of its Subsidiaries to take any action to or make any tax election or to change any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act or other applicable law or regulation.

         (k) the Company will not and will not permit any of its Subsidiaries to pay, discharge or satisfy any claim, liability or obligation in excess of $1,000,000 in any individual case or $3.0 million in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company SEC Documents filed prior to the date of this Agreement or incurred in the ordinary course of business.

         (l) the Company will not and will not permit any of its Subsidiaries to settle or compromise (i) any shareholder derivative suits arising out of the transactions contemplated by this Agreement or (ii) any other material litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid;

         (m) the Company will not and will not permit any of its Subsidiaries to (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any material respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being materially inaccurate in any respect at any such time;

         (n) the Company will not waive or amend any provision of the Rights Agreement or otherwise take any action with respect to the Rights Agreement; or

         (o) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 6.02. Shareholder Meeting; Proxy Material. The Company shall cause a meeting of its shareholders (the "COMPANY SHAREHOLDER MEETING") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to
Section 6.04(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. In connection with such meeting, the Company will (i) promptly prepare and file with the SEC, will use all commercially reasonable efforts to have cleared by the SEC and will thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) use all commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby, unless otherwise required by the applicable fiduciary duties of the Company's directors, as determined by them in good faith and (iii) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 6.03. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement dated as of August 2, 2000 between the Company and Sponsor (the "CONFIDENTIALITY AGREEMENT"), the Company shall, and shall cause its Subsidiaries to (i) give Parent, its counsel, financial advisors, auditors and other authorized representatives and representatives of financing sources identified by Parent reasonable access to the offices, properties, books and records of the Company and the Subsidiaries, (ii) furnish to Parent, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) cause the employees, counsel, financial advisors, auditors and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its investigation of the Company and its Subsidiaries. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

         SECTION 6.04.  No Solicitation.

         (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other representatives, agents or advisors (collectively, "Company Representatives") to, directly or indirectly, (i) seek, solicit, initiate or take any action to encourage any Person to make an Acquisition Proposal (ii) enter into or participate in any discussions or negotiations concerning an Acquisition Proposal with any other Person or group, (iii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries or afford access to the employees, business, properties, assets, books or records of the Company or any of its Subsidiaries to any other Person or group in connection with an Acquisition Proposal or (iv) approve or recommend or agree to approve or recommend any Acquisition Proposal.

          (b) Notwithstanding the foregoing, the Board of Directors, directly or indirectly through Company Representatives, may (i) subject to the other provisions of this Section 6.04, engage in negotiations or discussions with any Third Party that has made an Acquisition Proposal not solicited in violation of this Section 6.04, (ii) furnish to such Third Party any information relating to the Company or any of its Subsidiaries, (iii) following receipt of such Acquisition Proposal, take and disclose to its shareholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise comply with its disclosure obligations, (iv) fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its shareholders referred to in Section
6.02 hereof or fail to call the Company Shareholder Meeting in accordance with
Section 6.02 hereof and/or (v) take any non-appealable, final action ordered to be taken by the Company by any court of competent jurisdiction, but (x) in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors determines in good faith (after consultation with outside legal counsel to the Company), that failing to take such action would cause the Company's board of directors to be in breach of its fiduciary duties to the Company's shareholders under applicable law and (y) in each case referred to in the foregoing clauses (i) and (ii) only if prior to participating in such negotiations or discussions or furnishing such information, the Company and the party making such Acquisition Proposal agree to a confidentiality agreement on customary terms.

         (c) The Company shall notify Parent in writing promptly (but in no event later than the end of the next business day after receipt thereof) of the receipt of, or any change to or modification of, any Acquisition Proposal (including a copy thereof if in writing), the terms and conditions of such Acquisition Proposal and the identity of the Person making it.

         (d) The Company shall, and shall cause its Subsidiaries and Company Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

         SECTION 6.05. State Takeover Laws. The Company shall, upon the request of Parent, take all reasonable steps to render inapplicable and to assist in any challenge to the validity or applicability to the transactions contemplated by this Agreement, including the Merger, of any state takeover laws.

         SECTION 6.06 Reports. From the date of this Agreement, the Company shall provide Parent with monthly financial statements in the existing reporting format (balance sheet, cash flow statement, income statement and, if available, notes thereto), broken out by operating unit, no later than the tenth Business Day following the end of each calendar month following the date of this Agreement; provided that for calendar months that are also the end of a calendar quarter, the Company may provide such financial information to Parent on the earlier of (a) the second business day following the date on which such financial information becomes available to the Company, and (b) the same date such information is publicly released in accordance with the past practice of the Company.


                                    ARTICLE 7
                               COVENANTS OF PARENT


         Parent agrees that:

         SECTION 7.01. Obligations of Merger Sub. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.02. Voting of Shares. Parent agrees to vote or cause to be voted all Shares Beneficially Owned by it, if any, in favor of adoption of this Agreement at the Company Shareholder Meeting.

         SECTION 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

         (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former officer and director of the Company and of any Subsidiary of the Company (each an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the MBCA or provided under the Company's Articles of Incorporation and Bylaws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

         (b) The Surviving Corporation shall pay all expenses, including reasonable fees and expenses of counsel, that an Indemnified Person may incur in enforcing the indemnity and other obligations provided for in this Section 7.03. The Indemnified Person shall be entitled to control the defense of any action, suit, investigation or proceeding with counsel of its own choosing reasonably acceptable to the Surviving Corporation and the Surviving Corporation shall cooperate in the defense thereof, provided that the Surviving Corporation shall not be liable for the fees of more than one counsel for all Indemnified Persons, other than local counsel, unless a conflict of interest shall be caused thereby, and provided further that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

         (c) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 225% of the annual premiums paid as of the date hereof by the Company for such insurance and provided, further, that if the premiums with respect to such insurance exceed 225% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 225% of the annual premiums paid by the Company as of the date hereof.

         (d)    The obligations of the Surviving Corporation under this Section
7.03 shall be joint and several obligations of Parent and the Surviving Corporation.

         (e) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.

         (f) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the Articles of Incorporation or Bylaws of the Company or any of its Subsidiaries, or under the MBCA or any other applicable laws. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

         SECTION 7.04.  Employee Benefits after the Merger.

         (a) For a period commencing at the Effective Time and ending on December 31, 2002, Parent shall cause the Surviving Corporation to provide those of its and its Subsidiaries' employees who were employed by the Company or its Subsidiaries immediately prior to the completion of the Effective Time with compensation and employee benefits substantially equivalent in the aggregate, to the compensation and benefits provided by the Company and its Subsidiaries to such employees immediately prior to the date hereof; provided, however, that the Surviving Corporation and its Subsidiaries shall not be required to offer compensation and benefit plans or arrangements with employer stock as a component.

         (b) Subject to Section 7.04(a), from and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor, without modification, perform all acts and pay all amounts required or due under or with respect to each Benefit Plan and each agreement which relates to any current or former employee of the Company and its Subsidiaries or the terms of any such employee's employment or termination of employment, including, without limitation, all employment, retention, change of control, employment protection, severance, termination, consulting, deferred compensation, executive pension and retirement, welfare and fringe benefit agreements, plans and programs, except for any modification to any such Benefit Plan or agreement to the extent permitted in accordance with Section 7.04(a). Nothing contained in this Section 7.04(b) shall restrict Parent or the Surviving Corporation from seeking to amend or otherwise modify any Benefit Plan to the extent such modification is permitted by the terms of such Plan and is consistent with Section 7.04(a).

         (c) Notwithstanding the foregoing, nothing in this Section 7.04 shall preclude Parent from seeking to (i) modify any employment agreement with the consent of the affected employee or employees or (ii) modify any Benefit Plan to the extent such modification is permitted by the terms of such Benefit Plan and is consistent with Section 7.04(a).

         (d) Notwithstanding Section 7.04(a), employment of any of the employees by the Surviving Corporation or its Subsidiaries will be "at will" and may be terminated by the Surviving Corporation or its Subsidiaries at any time for any reason (subject to any legally binding agreement other than this Agreement, or any applicable laws or collective bargaining agreement, or any other arrangement or commitment). No provision of this Section 7.04 shall confer any third party beneficiary rights or benefits to any employee of the Surviving Corporation or its Subsidiaries under this Agreement.

         SECTION 7.05. Financing Arrangements. (a) Merger Sub shall use its commercially reasonable efforts to obtain financing in an amount at least equal to the Required Amount, including by executing definitive agreements for the facilities referred to in the Commitment Letter on or prior to the Effective Time. The Commitment Letter and the definitive agreements for the facilities referred to therein (along with any other document pursuant to which Parent or Merger Sub intends to obtain financing of all or a portion of the Required Amount) are referred to herein collectively as the "Financing Agreements." The Company will be afforded a reasonable opportunity to review and comment on the representations and warranties contained in the Financing Agreements and no such representation or warranty, insofar as it relates to facts and circumstances relating to the Company and its Subsidiaries, shall be included therein that the Company shall have advised Merger Sub is incorrect or inaccurate. Merger Sub shall use commercially reasonable efforts to ensure that the representations and warranties contained in the Financing Agreements shall be consistent with the Commitment Letter.

         (b) Without limiting the generality of the foregoing, in the event that at any time funds are not or have not been made available under the Financing Agreements so as to enable Merger Sub to proceed with the Merger in a timely manner, Merger Sub shall (i) use its commercially reasonable efforts to obtain alternative funding in an amount at least equal to the Required Amount on terms and conditions comparable to those provided in such Financing Agreements or otherwise on terms reasonably acceptable to Merger Sub and (ii) shall continue to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; provided, however, nothing contained herein shall require Merger Sub to obtain equity financing in excess of the amount of equity financing contemplated in the Commitment Letter.


                                    ARTICLE 8
                       COVENANTS OF PARENT AND THE COMPANY


         The parties hereto agree that:

         SECTION 8.01.  Commercially Reasonable Efforts.

         (a) Subject to the terms and conditions of this Agreement and subject to the fiduciary duties under applicable law of the directors of the Company (as determined by such directors in good faith), Company and Parent will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement, including but not limited to making all filings with the SEC necessary to consummate such transactions and to assist Parent and cooperate in all respects with Parent and the Bank and the other lenders in order for Parent to establish its contemplated debt financing arrangements under the Commitment Letter. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make, if required, an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

         (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, each of Parent and Company shall use all commercially reasonable efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and
(iii) permit the other party to review any material communication given by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other governmental authority or, in connection with any proceeding by a private party, with any other Person. For purposes of this Agreement, "ANTITRUST LAW" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

         SECTION 8.02. Certain Filings. The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement and seeking, timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press releases or make any such public statement prior to such consultation.

         SECTION 8.04. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, Parent and the Company will hold, and will cause its officers, directors, managers, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement in accordance with the terms of the Confidentiality Agreement.

         SECTION 8.05. Notices of Certain Events. Each of the Company and Merger Sub shall promptly notify the other of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or 4.13 or that relate to the consummation of the transactions contemplated by this Agreement.

         (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

                (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time; or

                (ii) to cause any covenant, condition or agreement under this Agreement not to be complied with or satisfied; and

         (e) any failure of the Company or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.



                                    ARTICLE 9
                            CONDITIONS TO THE MERGER


         SECTION 9.01. Conditions to Obligations of Each Party. The obligations of the Company and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

         (a) This Agreement shall have been approved and adopted by the holders of not less than a majority of the Shares entitled to vote for directors in accordance with the MBCA;

         (b) any applicable waiting period under the HSR Act or comparable period under the Antitrust Laws of other applicable jurisdictions relating to the Merger shall have expired or been terminated;

         (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

         (d) receipt of a solvency opinion addressed to each of the Board of Directors of the Company, Parent, and Merger Sub, as to the solvency of the Surviving Corporation after giving effect to the transactions contemplated by this Agreement;

         (e) all licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders set forth on the Disclosure Schedule shall have been obtained and made by the Company, except where the failure to receive such licenses, permits, qualifications, consents, waivers, approvals, authorizations or orders, individually or in the aggregate with all other such failures, would not be reasonably expected to have a Material Adverse Effect (either before or after giving effect to the transactions contemplated by this Agreement); and

         (f) all actions by or in respect of, or filings with, any governmental body, agency or authority required to permit the consummation of the Merger, shall have been taken, made or obtained.

         SECTION 9.02. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations and warranties of the Company shall be true in all material respects, in each case at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) Parent shall have received a certificate signed by a duly authorized officer of the Company to the foregoing effect;

         (b) no court, arbitrator or governmental body, agency or authority, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and its Subsidiaries after the Effective Time; and

         (c) the financing contemplated by the Commitment Letter to be provided by the Bank shall have been completed on substantially the terms and conditions identified in such Commitment Letter or on such other terms and conditions or involving such other financing sources, as are acceptable to Parent and the Company and are not materially more onerous; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to a willful breach by Parent or Merger Sub of any covenant or willful failure to perform any agreement or a willful breach by Parent or Merger Sub of any representation or warranty contained in the Financing Agreements with the Bank.

         SECTION 9.03. Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

         (a) (i) Parent and Merger Sub shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto that are qualified by materiality or Material Adverse Effect shall be true, and all other such representations or warranties of Parent shall be true in all material respects, in each case at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), and (iii) the Company shall have received a certificate signed by a duly authorized officer of Parent to the foregoing effect; and

         (b) no court, arbitrator or governmental body, agency or authority, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company and its Subsidiaries after the Effective Time.


                                   ARTICLE 10
                                   TERMINATION

         SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the shareholders of the Company):

         (a)    by mutual written agreement of the Company and Parent;

         (b)    by either the Company or Parent, if:

                  (i) the Merger has not been consummated on or before March 31, 2001 (the "TERMINATION DATE"); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time; or

                  (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining the Company or Parent from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the application of any such law or regulation to the Merger or the imposition of any such judgment, injunction, order or decree; or

                  (iii) this Agreement and the Merger shall not have been approved and adopted in accordance with the MBCA by the shareholders of the Company at the Company Shareholder Meeting (or any adjournment thereof); or

                  (iv) as permitted by Section 6.04 hereof, the Board of Directors of the Company shall have failed to make or withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger; provided that the Company may not terminate this Agreement pursuant to this Section 10.01(b)(iv) unless and until (i) five Business Days have elapsed following delivery to Parent of a written notice of such determination by the Board of Directors of the Company and (ii) at the end of such five Business Day period the Board of Directors of the Company confirms its determination (after consultation with outside legal counsel) that failing to withdraw, not make or modify in a manner adverse to Parent its recommendation of this Agreement or the Merger would cause the Company's Board of Directors to be in breach of its fiduciary duties to the Company's shareholders under applicable law.

         (c) by Parent if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the Termination Date; or

         (d) by the Company if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.03(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the Termination Date.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give prompt notice of such termination to the other party.

         SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party (or any shareholder, director, officer, manager, member, employee, agent, consultant or representative of such party) to the other party hereto; provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or (ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Sections 8.04, 11.04, 11.06, 11.07 and 11.08 shall survive any termination hereof pursuant to Section 10.01.

                                   ARTICLE 11
                                  MISCELLANEOUS


         SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

                  if to the Company, to:

                           Simpson Industries, Inc.
                           47603 Halyard Drive
                           Plymouth, Michigan 48170
                           Facsimile: 734-207-6570
                           Attention: Roy E. Parrott

                           with a copy to:

                           Dykema Gossett PLLC
                           Suite 300 - 39577 Woodward Avenue
                           Bloomfield Hills, Michigan 48304
                           Facsimile: (248) 203-0763
                           Attention: D. Richard McDonald

                  if to Parent or Merger Sub, to:

                           Simmer Acquisition Company LLC
                           320 Park Avenue, 33rd Floor
                           New York, New York 10022
                           Facsimile: (212) 981-3535
                           Attention: David A. Stockman

                           with a copy to:

                           Cahill Gordon & Reindel
                           80 Pine Street
                           New York, New York 10005
                           Facsimile: (212) 269-5420
                           Attention: W. Leslie Duffy
                                      Jonathan A. Schaffzin

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 2.04, 2.06, 7.03, 7.04, 8.04, 10.02, 11.04, 11.06, 11.07
and 11.08.

         SECTION 11.03.  Amendments; No Waivers.

         (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the shareholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for the Shares.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.04.  Expenses; Topping Fee.

         (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         (b)      If (x) this Agreement is terminated by the Company or Parent,
(y) the conditions set forth in Section 9.02(a)(i) would not be satisfied at the date of termination and the condition set forth in Section 9.03(a)(i) would be satisfied at the date of termination, and (z) the Company has not previously paid to Parent the Topping Fee in accordance with Section 11.04(c), the Company shall promptly reimburse Parent for all reasonable and documented out-of-pocket expenses and fees (including, without limitation, expenses payable to all banks, investment banking firms and other financial institutions and all reasonable fees and expenses of such banks'; firms' and institutions' legal counsel) and all reasonable fees and expenses of counsel, accountants, financial printers, experts and consultants to Parent and Merger Sub and their Affiliates incurred in connection with the matters contemplated by this Agreement, and the financing thereof; provided, however, that the reimbursement for costs and expenses provided in this Section 11.04(b) shall not exceed $1,000,000.

         (c) (i) If (x) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement, (y) this Agreement is terminated by either the Company or Parent pursuant to

Section 10.01(b) (iii) or Section 10.01(b)(iv) and (z) within six months of such termination the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal or consummated an Acquisition Proposal, the Company shall promptly pay Parent the Topping Fee immediately prior to the earlier of (a) the execution of a definitive agreement with respect to such Acquisition Proposal or (b) the consummation of the Acquisition Proposal.

         (ii) If (x) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement, (y) this Agreement is terminated pursuant to Section 10.01(b)(i) or Section 10.01(c) and (z) within six months of such termination, the Company or any of its Subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal with such Third Party or consummated an Acquisition Proposal with such Third Party, the Company shall promptly pay Merger Subsidiary the Topping Fee immediately prior to the earlier of (a) the execution of a definitive agreement with respect to such Acquisition Proposal or (b) the consummation of such Acquisition Proposal.


         SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, Parent or Merger Sub may, without the prior consent of the Company, transfer or assign, in whole or from time to time in part, to one or more Affiliates of Parent or Merger Sub, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Sub of its obligations hereunder.

         SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan.

         SECTION 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of Michigan or any Michigan state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

         SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 11.09. Counterparts; Effectiveness; Benefit. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 11.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Michigan or any Michigan state court, in addition to any other remedy to which they are entitled at law or in equity.


                              * * * * * * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                             SIMPSON INDUSTRIES, INC.



                                             By: /s/ Roy E. Parrott
                                                 -------------------------------
                                                 Name: Roy E. Parrott
                                                 Title: Chairman and Chief
                                                        Executive Officer



                                             SIMMER ACQUISITION COMPANY LLC



                                             By: /s/ W. Gerald McConnell
                                                 -------------------------------
                                                 Name: W. Gerald McConnell
                                                 Title:



                                             SIMMER ACQUISITION CORPORATION



                                             By: /s/ Daniel F. Tredwell
                                                 -------------------------------
                                                 Name: Daniel F. Tredwell
                                                 Title: